Exhibit 10.5

PUT AGREEMENT

PUT AGREEMENT, dated as of September 5, 2008 (this “Agreement”), between O. Lee Tawes, III, an individual having an address at c/o Northeast Securities, Inc., 100 Wall Street, New York, NY 10005 (“Tawes”) and to the investor party set forth on the signature page hereof (“Investor”).

Recitals

1.

Contemporaneously herewith, Baywood International, Inc., a Nevada Corporation (“Baywood”), issued to Investor that certain convertible promissory note, dated as of the date hereof, in the form attached hereto as Exhibit A (the “Note”);

2.

Tawes is the largest shareholder and a member of the Board of Directors of Baywood; and

3.

Tawes is willing to grant to Investor the right to require Tawes to purchase the Note prior to the maturity thereof and Tawes is willing to purchase the Note on certain terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Exercise of Put.

(a)  Tawes hereby grants to Investor the right, as specified herein, to require that upon demand Tawes purchase the Note from Investor as described herein.  Investor may exercise its right to sell the Note to Tawes pursuant to this Agreement (the “Put Right”) at any time following the occurrence of an Event of Default under the Note.  Investor shall exercise its Put Right by delivering a written notice (the “Put Notice”) to Tawes and Baywood, indicating, without limitation, that it wishes to exercise its right to require Tawes to purchase the Note from Investor pursuant to this Agreement and the amount of any then unpaid principal and interest (and any other monetary amounts then due and owing to Investor) under the Note (collectively, the “Put Amount”).  The closing of the sale and purchase of the Note shall take place fifteen business days from the date that the Put Notice is delivered to Tawes and Baywood.

(b)   On the fifteenth business day following a delivery by Investor of a Put Notice (the “Closing Date”), (i) Investor (solely upon confirmation of the Put Amount being delivered pursuant to clause (iii) below) will deliver to Baywood the Note together with all sale/assignment documents (to be prepared at the expense of Tawes) which may be relevant in order to effectuate the transfer of the Note to Tawes, (ii) Baywood will deliver to Tawes a convertible promissory note in the name of Tawes in the principal amount of any unpaid principal under the Note at the time of the Put Notice and otherwise on identical terms as the Note as of the date of the Put Notice and (iii)

Tawes will deliver the Put Amount by wire transfer of immediately available funds to such account(s) as designated by Investor.  A failure by Baywood to effect such delivery by the scheduled Closing Date shall not affect the obligation of Tawes to pay for and purchase the Note and Investor, Tawes and Baywood agree to cooperate with one another to effect such delivery on the Closing Date.  Investor is not required to deliver to Tawes or Baywood any documents or certificates other than this Agreement and the documents referenced in this Section in order to effect, or otherwise in connection with, the transactions contemplated by this Agreement.

(c)

Investor may not deliver a Put Notice, and the Put Right subject to this Agreement, to the extent not then exercised, shall expire on the date all monetary sums payable under the Note are paid in full (either by Baywood or by Tawes pursuant to that Guaranty dated the date hereof by Tawes in favor of Investor), subject to Section 8 of the Guaranty.

Section 2.  Representations and Warranties.  Each party hereto represents and warrants to the other that as of the date hereof:

(a)

Each party has all requisite power and authority to enter into this Agreement, to effect the transactions contemplated herein, and to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper action.  No other consent or approval or the taking of any other action is required as a condition to the validity or enforceability of this Agreement, or any other instrument delivered or to be delivered in connection herewith.

(b)

 This Agreement, and any other instructions delivered in connection herewith when executed and delivered, shall constitute the valid and legally binding obligation of each party hereto enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally.

(c)

 The execution, delivery and performance by each party of this Agreement will not result in any violation or default or be in conflict with any provision of any order, decree, judgment, statute, rule or regulation of law, shareholder agreement, stock preference agreement, mortgage, indenture or other material contract or agreement to which each is a party, nor by which any of its properties are bound.

Section 3.  Miscellaneous.

(a)  Other than as set forth in Section 1, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  The delivery of the Note by Investor to Tawes hereunder shall be without recourse to Investor.

(c)  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, against electronic confirmation thereof, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date, against electronic confirmation thereof, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Investor:

To the address indicated on the signature page hereof

If to Tawes:

To the address first indicated above in the introduction to this Agreement, or facsimile number 212-607-5469

If to Baywood:

Baywood International, Inc.

14950 North 83rd Place

Suite 1

Scottsdale, Arizona 85260

Attention:  Chief Executive Officer

or such other address as may be designated in writing hereafter, in the same manner, by such party.

(d)  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of Tawes and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(e)  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  No party may assign its rights or obligations hereunder without the prior written consent of the other.

(f)  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, including Baywood.

(g)  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.   Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby further waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in the State of New York and any objection to any action or proceeding in such State on the basis of an inconvenient forum.

(h)   This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

(i)   In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(j)  Tawes hereby agrees to indemnify and hold harmless Investor and its respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation, warranty or agreement made by Tawes in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

O. LEE TAWES, III

INVESTOR

By:
Name:
Title:

Name, Address and Facsimile of Investor:

Facsimile Number:

For purposes of Section 1 only:

BAYWOOD INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit A